UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2015

MONARCH AMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-179390	99-0372219
(Commission File Number)	(IRS Employer Identification No.)

1150 W. Custer Place

Denver, CO 80223

(Address of Principal Executive Offices, Zip Code)

(844) 852-1537

(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth below under Item 5.02 (Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers) above is incorporated by reference into this Item 3.02. The shares of common stock described in Item 5.02 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 25, 2015 but only authorized by the Board of Directors of Monarch America, Inc. (the "Company") as of October 22, 2105, the Board appointed Shaun Snowden as the Chief Financial Officer of the Company.

Shaun Snowden, 26, is a graduate of the University of Denver with a Bachelor's of Science in Accounting (2011) and a Master's of Accountancy (2012). Mr. Snowden began his career in accounting with internships with DCT Industrial, Inc. (July - December 2010), Grant Thornton, LLP (December 2010 - March 2011), and KPMG, LLP (June -August 2010), After graduation, he earned his Certified Public Accountant (CPA) and Certified Management Accountant (CMA) licenses while working at KPMG, LLP as an auditor. Mr. Snowden left public accounting to work in industry at Oppenheimer Funds, Inc. in October 2013, where he was responsible for accounting for corporate investments, financial statement preparation and presentation, and consolidation accounting. While working at Oppenheimer Funds, he passed Level I of the Chartered Financial Analyst exam. After a about a year, Mr. Snowden went to work at the Denver Hospice in December 2014, a local nonprofit, where he gained perspectives into full cycle accounting, budgeting, financial statement preparation and presentation, and process management and redesign.

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Mr. Snowden has not been affiliated with any company that has filed for bankruptcy within the last five years. Mr. Snowden does has any familial relationships with any of the directors or executive officers of the Company. There were no transactions or any proposed transactions, to which the Company was or is to be a party, in which Mr. Snowden had or is to have a direct or indirect material interest, other than as described in this Current Report.

Compensation Arrangement

For his services as the Chief Financial Officer to the Company, Mr. Snowden was granted 1,000,000 shares of common stock.

Pursuant to the terms of his employment agreement, Mr. Snowden is entitled to an annual base salary of $82,000, to be paid in equal biweekly installments. Notwithstanding, Mr. Snowden's employment with the Company constitutes an "at-will".

For all the terms and conditions of the agreements with Mr. Snowden, reference is hereby made to such agreements annexed hereto as Exhibit 10.27. All statements made herein concerning the employment agreement is qualified by reference to said Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.27	Agreement dated August 26, 2015 between Monarch America, Inc. and Shaun Snowden

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH AMERICA, INC.

Date: October 27, 2015	By:	/s/ Eric Hagen
	Name:	Eric Hagen
	Title:	President and Chief Executive Officer

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